                                                                           97VT




           TRANSPORTATION SERVICE AGREEMENT, AS AMENDED AND RESTATED
                     (Conversion from Firm Sales Service)

         THIS AGREEMENT was made and entered as of the 16th day of October, 1990, and is amended and restated as of this 16th day of July, 1993, by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation, hereinafter referred to as "El Paso," and SOUTHERN CALIFORNIA GAS COMPANY, a California corporation, hereinafter referred to as "Shipper."

         WHEREAS,  El Paso owns and operates a natural gas transmission system;
and

         WHEREAS, Shipper owns and operates a natural gas distribution system situated within the State of California; and

         WHEREAS,  El  Paso  has  a  blanket   certificate  authorizing
transportation pursuant to Subpart G of Part 284 of the Regulations promulgated by the Federal Energy Regulatory Commission ("Commission"); and

         WHEREAS, El Paso and Shipper now desire to amend and restate this Agreement so as to remove those provisions which provide for intermediate third-party transportation; and

         WHEREAS, this Agreement, as amended and restated, provides for the transportation on a firm basis by El Paso from points of receipt located in various states to delivery points located at the borderline between the States of Arizona and California near Topock, Arizona, and Blythe, California, pursuant to Subpart G of Part 284 of the Commission's Regulations;

         NOW THEREFORE, in consideration of the representations, covenants and conditions herein contained, El Paso and Shipper agree as of the date first above written as follows:

                                   ARTICLE I

                             Gas to be Transported

         1.1 Subject to the terms and provisions of this Agreement and of El Paso's Rate Schedule T-3, El Paso agrees to receive on each day at each Receipt Point, such quantity of natural gas, if any, up to the Maximum Daily Quantity specified for each Receipt Point on Exhibit A, not to exceed the physical capacity of such point, as may be tendered to El Paso by Shipper (or for Shipper's account), and to transport such quantity on a firm basis for Shipper. The sum of the Maximum Daily Quantities reflected on Exhibit A shall constitute Shipper's Transportation Contract Demand reflected on Exhibit B.

         1.2 In addition to the quantity which Shipper may tender or cause to be tendered to El Paso at each Receipt Point each day for firm transportation in accordance with paragraph 1.1, Shipper shall tender or cause to be tendered to El Paso at that point that quantity

                                                                           97VT
of natural gas as may be required from time to time to compensate El Paso for fuel consumption, shrinkage, and lost and unaccounted for volumes associated with such transportation. Such additional quantity is additive to (and shall not be considered as constituting a part of) Shipper's Maximum Daily Quantity at such Receipt Point.

         1.3 In accordance with Section 4.1 of the General Terms and Conditions incorporated by reference in Rate Schedule T-3, El Paso shall deliver and Shipper shall accept or cause to be accepted at the Delivery Point(s) referenced in paragraph 2.2 of Article II, a quantity of natural gas equivalent, on a dth basis, to the sum of the quantities of natural gas received by El Paso at the Receipt Points for transportation hereunder in accordance with paragraph 1.1; provided, however, that in no event shall El Paso be obligated to deliver on any day a quantity in excess of Shipper's Transportation Contract Demand set forth on Exhibit B.

         1.4 Upon request of Shipper, El Paso, at its reasonable discretion, may receive, transport, and deliver natural gas in excess of Shipper's Transportation Contract Demand. If El Paso elects to transport said excess gas, Shipper shall pay El Paso pursuant to the terms and conditions set forth in El Paso's Rate Schedule T-3.

         1.5 In addition to transportation through El Paso's mainline system, the service contemplated herein includes:

         (a)     Transportation through El Paso's San Juan Triangle Facilities
         (b)     Field Transportation
         (c)     Dehydration
         (d)     Purification
         (e)     Products Extraction

         1.6 If on any day El Paso should determine that the transportation capacity of its facilities is insufficient to transport all volumes of natural gas up to the Transportation Contract Demand tendered for transportation under this Agreement and by other shippers under similar, firm transportation agreements, El Paso shall allocate the available transportation capacity on the basis set forth in the General Terms and Conditions incorporated by reference in El Paso's Rate Schedule T-3.

                                   ARTICLE II

                      Receipt Point(s), Delivery Point(s)
                             and Delivery Pressures

         2.1 The Receipt Point(s) at which Shipper shall cause natural gas to be tendered to El Paso for transportation hereunder are described in Exhibit A to this Agreement. The delivery pressure and other pertinent factors are also set forth in Exhibit A.

         2.2 The Delivery Point(s) at which El Paso shall deliver hereunder, are described in Exhibit B to this Agreement. The delivery

                                                                           97VT


pressure and other pertinent factors applicable to the Delivery Point(s) are also set forth in Exhibit B.

                                  ARTICLE III

            Rate, Rate Schedule(s) and General Terms and Conditions

         3.1 Shipper shall pay El Paso for services rendered hereunder in accordance with El Paso's Rate Schedule T-3, or superseding rate schedule(s), on file with and subject to the jurisdiction of the Commission and lawfully in effect from time to time.

         3.2 The parties hereto agree that El Paso shall have the right from time to time to propose and file with the Commission, in accordance with
Section 4 of the Natural Gas Act, changes, amendments, revisions and modifications in:

                 (a) the rate(s) and Rate Schedule incorporated by reference as a part of this Agreement pursuant to this Article III; and

                 (b) the General Terms and Conditions incorporated by reference in said Rate Schedule, which are applicable hereto;

provided, however, that Shipper shall have the right to protest any such changes before the Commission (or successor governmental agency) or other authorities and to exercise any other rights that Shipper may have with respect thereto.

         3.3 This Agreement in all respects is subject to the provisions of El Paso's Rate Schedule T-3, or superseding rate schedule(s), and applicable provisions of the General Terms and Conditions included by reference in said transportation rate schedule filed by El Paso with the Commission, all of which are by reference made a part hereof.

         3.4 Certain of the General Terms and Conditions may be adjusted for the purpose of this Agreement and any such adjustments shall be set forth in Exhibit C to this Agreement.

                                   ARTICLE IV

                Regulatory Requirements and Conditions Precedent

         4.1 The transportation arrangements provided for in this Agreement are subject to the provisions of Subpart G of Part 284 of the Commission's Regulations, as amended from time to time, except as expressly waived in paragraph 5.3 hereof.

         4.2 Transportation of natural gas provided for under the terms and provisions of this Agreement shall not commence until the following conditions have been met:

                                (NOT APPLICABLE)

                                                                           97VT
                                   ARTICLE V

                                      Term

         5.1 This Agreement shall become effective, as amended and restated, on July 16, 1993.

         5.2 After this Agreement becomes effective, it shall continue in full force and effect for the remaining primary term of fifteen (15) years from September 1, 1991, and thereafter from year to year until terminated by written notice so stating given no less than eighteen (18) months in advance of the end of the primary term or at any time thereafter by either party to the other.

         5.3 El Paso agrees to waive its rights to effect pre-granted abandonment of transportation service upon the expiration of transportation service agreements. As of the date of this Agreement, such right is codified in
Section 284.221(d) of the Commission's Regulations.

         5.4 Without limitation of paragraph 5.3, prior to terminating service under this Agreement, El Paso agrees to file for such authorization, if any, as may be required for the abandonment of the transportation service contemplated hereunder pursuant to Section 7(b) of the Natural Gas Act or any successor statute, and not to terminate such service unless and until it shall have received such abandonment authorization. Shipper shall have the right to oppose such abandonment. El Paso will not apply for or otherwise seek Commission approval for abandonment of Shipper's Transportation Contract Demand as set forth in Exhibit B, or any portion thereof, prior to the date El Paso notifies Shipper of its intent to terminate this Agreement as provided herein.

         5.5 Termination of this Agreement shall not relieve El Paso or Shipper of the obligation to correct any volume imbalances hereunder, or Shipper of the obligation, if any, to pay monies due hereunder to El Paso.

                                   ARTICLE VI

                        Cancellation of Prior Contracts

         6.1 When this Agreement becomes effective, it supersedes and cancels as of the effective date hereof the following contracts between the parties hereto:

                                (NOT APPLICABLE)

                                                                           97VT


                                  ARTICLE VII

                                    Notices

         7.1 Any formal notice, request or demand that either party gives to the other respecting this Agreement shall be in writing and shall be mailed by registered or certified mail or delivered in hand to the following address of the other party:

         El Paso:         El Paso Natural Gas Company
                          Post Office Box 1492
                          El Paso, Texas 79978
                          Attention: Director, Marketing Services Department Telefax Number: (915) 541-5335

         Shipper:         Southern California Gas Company
                          Post Office Box 3249, Terminal Annex
                          [720 West 8th Street] 555 W. Fifth Street
                          _____________________
                          Los Angeles, California
                          [90017] (P.O. Box) 90051-1249
                          _______
                          [90051] (Street) 90013-1011
                          _______
                          Attention: Vice President, Gas Supply
                          Telefax Number: (213) [689-2433] 244-8282
                                                __________

or to such other address as a party shall designate by formal written notice. Routine communications may be mailed by ordinary mail. Operating communications by telephone, facsimile or other mutually agreeable means shall be considered as duly delivered without subsequent written confirmation. Payments to El Paso for services rendered hereunder shall be made in accordance with Section 6 of the General Terms and Conditions incorporated by reference in Rate Schedule T-3.

                                  ARTICLE VIII

                           Other Operating Provisions

         8.1 The natural gas liquids expressly reserved by Shipper are all, and only, those liquid hydrocarbons recovered and allocated by El Paso to Shipper as the result of Products Extraction, whether in El Paso's plants or in another plant performing Products Extraction on behalf of El Paso.

         8.2 In the event both parties agree in writing that additional facilities are necessary primarily for Shipper in order to implement the transportation service provided hereunder, Shipper hereby agrees to reimburse El Paso for all expenditures associated with the construction and installation of such facilities, which shall be owned, operated and maintained by El Paso, unless otherwise agreed in writing.

                                                                           97VT
         8.3 Except as provided in paragraphs 5.3 and 5.4 hereof, the parties hereto acknowledge that this Agreement or any operation conducted pursuant thereto does not constitute an implied waiver or intentional forfeiture of any rights of either party otherwise available under the Commission's Order Nos. 436, et seq.; 451, et seq.; or 500, et seq.; or other similar Commission orders.

         8.4 El Paso shall only be obligated to deliver the quantities of natural gas hereunder at pressures that exist in El Paso's systems from time to time, using all appropriate facilities available, unless a minimum pressure is stated on Exhibit B to this Agreement. El Paso reserves the right to deliver the quantities at higher pressures, up to any maximum pressure indicated on Exhibit B to this Agreement.

                                   ARTICLE IX

                                 Miscellaneous

         9.1 El Paso and Shipper expressly agree that the laws of the State of Texas shall govern the validity, construction, interpretation and effect of this Agreement and of the General Terms and Conditions incorporated by reference in El Paso's Rate Schedule T-3.

         9.2 All substances, whether or not of commercial value, including all liquid hydrocarbons of whatever nature, except substances expressly reserved for Shipper, that El Paso recovers in the course of transporting the quantities of natural gas tendered hereunder to Shipper shall be El Paso's sole property and El Paso shall not be obligated to account to Shipper for any value, whether or not realized by El Paso, that may attach or be said to attach to such substances.

         9.3 Exhibits A, B and C, attached to this Agreement, are hereby incorporated by reference as part of this Agreement. The parties may amend Exhibits A, B or C by mutual agreement, which amendments shall be reflected in a revised Exhibit A, B or C and shall be incorporated by reference as part of this Agreement.

         9.4 Shipper and El Paso shall have the option to reduce the Transportation Contract Demand as follows:

                 (a) By written notice to El Paso on or before March 1, 1991, Shipper may unilaterally reduce its Transportation Contract Demand by 300,000 Mcf per day effective on the first day of such month during the first quarter of 1992, as Shipper in said notice shall designate.

                 (b)      In the event Shipper exercises the option provided in
                          (a) above, Shipper shall have the additional option, exercisable by written notice to El Paso on or before June 30, 1994, to further reduce Shipper's Transportation Contract Demand by up to an additional

                                                                           97VT
                          300,000 Mcf per day effective on the first day of such month during the first quarter of 1996, as Shipper in said notice shall designate.

The unilateral reduction options under paragraphs 9.4(a) and (b) shall be limited to a maximum total of 600,000 Mcf per day (leaving in any event not less than a minimum daily balance of 1,150,000 Mcf per day as Shipper's Transportation Contract Demand for firm transportation by El Paso for Shipper).

                 (c) In the event Shipper, for any reason, fails to exercise the option under paragraph 9.4(b), El Paso shall have the right to initiate, on or after July 1, 1994, an abandonment of up to 300,000 Mcf per day of the gas to be transported for Shipper on a firm basis.

                 (d)      Notwithstanding the provisions of paragraphs 9.4(a),
                          (b) and/or (c), this Agreement shall not be construed to limit reductions of Shipper's firm transportation capacity by mutual written consent between Shipper and El Paso; provided, however, in no event shall any reduction under (a), (b), (c) or (d) be deemed as a limitation on Shipper's ability to request deliveries at particular Delivery Points as provided on Exhibit B.

Shipper's Billing Determinant shall be equivalent on a dekatherm basis to Shipper's Transportation Contract Demand, and shall be adjusted, as necessary, to reflect any adjustment in Shipper's Transportation Contract Demand.

         9.5 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, supersedes all prior discussions, agreements and understandings, whether oral or written, which the parties may have in connection herewith and may not be amended or modified except as contemplated in Article III or by written agreement of the parties, and shall not be modified by course of performance, course of conduct or usage of trade.

         9.6 Each party shall do all necessary acts and make, execute, and deliver such written instruments as shall from time to time be reasonably necessary to carry out the terms of this Agreement.

         9.7 This Agreement was prepared by both parties hereto with advice of counsel, and not by any party to the exclusion of the other, and, accordingly, should not be construed against either party by reason of its preparation.

         9.8 El Paso and Shipper agree that paragraph 5.4 is in no way intended to override paragraph 5.3.

         9.9 El Paso and Shipper agree that paragraph 9.2 is subject to El Paso's obligation to deliver to Shipper equivalent quantities of gas, on a dth basis, under paragraph 1.3.

                                                                           97VT
         IN WITNESS HEREOF, the parties have caused this Agreement to be executed in two (2) original counterparts, by their duly authorized officers, the day and year first set forth herein.

ATTEST:                                    EL PASO NATURAL GAS COMPANY


By   /s/ HAROLD H. YOUNG, JR.              By    /s/ ALVIN W. CLARK
     Assistant Secretary                         Vice President



ATTEST:                                    SOUTHERN CALIFORNIA GAS
                                            COMPANY


By   /s/ VIRGINIA A. ROBINSON              By     /s/ MARK POCINO
          Secretary                              Vice President

                                                                           97VT
                                   EXHIBIT A

                                     To The
                        Transportation Service Agreement
                             Dated October 16, 1990
                            As Amended and Restated
                      Between El Paso Natural Gas Company
                      and Southern California Gas Company


                                                            Maximum           Type of              Field
                                      Delivery               Daily             Field             Shrinkage
                                     Pressure(s)            Quantity         Service(s)          Factor(s)
Receipt Point(s)                      (psig) 1/              (Mcf)               3/                  4/
- ----------------                     ------------           --------         ----------          ----------
El Paso System
(EPNG Code STANDARD)
Any point of inter-
connection existing
from time to time
on El Paso's
facilities, except
those requiring
transportation by
others to provide
service under                            1/                    2/                As                  As
this Agreement                                                                Required            Published





1/ Necessary pressure to enter the El Paso System and, except as otherwise noted, not in excess of the MAOP of the facility.

2/ El Paso shall be obligated to receive hereunder, in accordance with paragraph 1.1 of the Agreement and Section 4.2 of the General Terms and Conditions contained in El Paso's Volume No. 1-A Tariff, or superseding tariff, up to 1,450,000 Mcf per day of natural gas in the aggregate from all Receipt Points, plus applicable fuel, shrinkage, and lost and unaccounted for volumes as provided in paragraph 1.2 of the Agreement.

3/ Purification, Products Extraction and Dehydration may include performance of these services by others on behalf of El Paso.

4/ Field Shrinkage Factor(s) includes all field fuel and other field shrinkage.

                                                                           97VT

                                   EXHIBIT A
                                  (Continued)




A. Effective Date of this Exhibit A: July 16, 1993.

B. Supersedes Exhibit A Effective:   March 1, 1992.

SOUTHERN CALIFORNIA GAS                    EL PASO NATURAL GAS COMPANY
 COMPANY


By /s/ MARK POCINO                         By /s/ ALVIN W. CLARK
   Vice President                             Vice President

Date 8/23/93                               Date 9/09/93

                                                                           97VT
                                   EXHIBIT B

                                     To The
                        Transportation Service Agreement
                             Dated October 16, 1990
                            As Amended and Restated
                      Between El Paso Natural Gas Company
                      and Southern California Gas Company


                                                                                                 Maximum
                                                                                                  Daily
                                                                  Delivery                       Quantity
Delivery Point(s)                                                Pressure(s)                      (mcf)
- -----------------                                                -----------                     --------
         Blythe                                                  Delivery pressure               910,000
         ------                                                    not less than
         (EPNG Code 32002 22)                                        600 psig
         Interconnection between
         the facilities of El Paso and Southern
         California Gas Company located at the
         borderline between the States of Arizona and
         California near Blythe, California

         Topock                                                  Delivery pressure               * 1/
         ------                                                    not less than
         (EPNG Code 32003 22)                                        600 psig
         Interconnection between the facilities of El
         Paso and Southern California Gas Company
         located at the borderline between the States of
         Arizona and California near Topock, Arizona

         Topock                                                  Delivery pressure               * 1/
         ------                                                    not less than
         EPNG Code 32001 82)                                         600 psig
         Interconnection between the facilities of El
         Paso and Pacific Gas and Electric Company
         located at the borderline between the States of
         Arizona and California near Topock, Arizona

         Mojave Pipeline Company                                       **                        * 1/
         -----------------------
         (EPNG Code IMOJAVE)
         Interconnection between the facilities of El
         Paso and Mojave Pipeline Company located at the
         borderline between the States of Arizona and
         California near Topock, Arizona

                Shipper's Transportation
                     Contract Demand                             1,450,000 Mcf

                                                                           97VT



                                   EXHIBIT B
                                  (Continued)

* El Paso shall be obligated to deliver hereunder, in accordance with paragraph 1.3 of the Agreement and Section 4.2 of the General Terms and Conditions contained in El Paso's Volume No. 1-A Tariff, or superseding tariff, up to the MDQ of 1,450,000 Mcf per day of natural gas in the aggregate at all Delivery Points, not to exceed any stated MDQ at a Delivery Point; provided, that El Paso shall be obligated to deliver hereunder only Shipper's quantities of natural gas received pursuant to this Agreement in the aggregate at all Delivery Point(s).

** Unless otherwise specified on this exhibit, the Delivery Pressure(s) for the point(s) listed above shall be the pressure existing from time to time at the metering facility; however, El Paso reserves the right to deliver quantities at pressures up to the MAOP of that facility.

1/ The MDQ for deliveries at the Topock and Mojave Delivery Points shall not exceed 540,000 Mcf per day in the aggregate.



A.       Effective Date of this Exhibit B: July 16, 1993.

B.       Supersedes Exhibit B Effective: March 1, 1992.





SOUTHERN CALIFORNIA GAS                    EL PASO NATURAL GAS COMPANY
COMPANY



By      /s/ MARK POCINO                    By      /s/ ALVIN W. CLARK
        Vice President                               Vice President

Date 8/23/93                               Date 9/09/93

                                   EXHIBIT C

                                     To The
                        Transportation Service Agreement
                             Dated October 16, 1990
                            As Amended and Restated
                      Between El Paso Natural Gas Company
                      and Southern California Gas Company


         The following shall apply in substitution for the identified provisions of the General Terms and Conditions of El Paso's Tariff:



Section of
General Terms
and Conditions                       Substitute Provision
- --------------   ---------------------------------------------------------------

5.10(a) Liquids - The gas shall be free of water and hydrocarbons in liquid form at the temperature and pressure at which the gas is delivered. The gas shall in no event contain water vapor in excess of seven (7) pounds per million standard cubic feet.

5.10(b) Hydrocarbon Dew Point - The hydrocarbon dew point of the gas delivered shall not exceed twenty degrees Fahrenheit
                 (20 degrees F) at a pressure of 600 psig.

5.10(c) Total Sulfur - The gas shall not contain more than three-quarters (0.75) grain of total sulfur per one hundred
                 (100) standard cubic feet, which includes hydrogen sulfide, carbonyl sulfide, carbon disulfide, mercaptans, and mono-, di- and poly-sulfides. The gas shall also meet the following individual specifications for hydrogen sulfide, mercaptan sulfur or organic sulfur:

                 (i) Hydrogen Sulfide - The gas shall not contain more than one-quarter (0.25) grain of hydrogen sulfide per one hundred (100) standard cubic feet.

                 (ii) Mercaptan Sulfur - The mercaptan sulfur content shall not exceed more than three-tenths (0.3) grain per one hundred (100) standard cubic feet.

                 (iii) Organic Sulfur - The organic sulfur content shall not exceed five-tenths (0.5) grain per one hundred (100) standard cubic feet, which includes mercaptans, mono-, di- and ply-sulfides, but it does not include hydrogen sulfide, carbonyl sulfide or carbon disulfide.

                                   EXHIBIT C
                                  (Continued)

Section of
General Terms
and Conditions                       Substitute Provision
- --------------   ---------------------------------------------------------------
5.10(d) Oxygen - The oxygen content shall not exceed two-tenths of one percent (0.2%) by volume and every reasonable effort shall be made to keep the gas delivered free of oxygen.

5.10(e) Carbon Dioxide - The gas shall not have a carbon dioxide content in excess of three percent (3%) by volume.

5.10(f) Diluents - The gas shall not at any time contain in excess of four percent (4%) total diluents (the total combined carbon dioxide, nitrogen, helium, oxygen, and any other diluent compound) by volume.

5.10(g) Dust, Gums and Solid Matter - The gas shall be commercially free from solid matter, dust, gums, and gum forming constituents, or any other substance which interferes with the intended purpose or merchantability of the gas, or causes interference with the proper and safe operation of the lines, meters, regulators, or other appliances through which it may flow.

5.10(h) Heating Value - The gas shall have a heating value of not less than 967 Btu per cubic foot. For natural gas delivered at the border between the States of Arizona and California, the gas shall have a heating value of not less than 995 Btu per cubic foot.

5.10(i) Temperature - The gas shall be delivered at temperatures not in excess of one hundred five degrees Fahrenheit (105 degrees
                 F) nor less than fifty degrees Fahrenheit (50 degrees F).

5.10(j) Deleterious Substances - The gas shall not contain any toxic or hazardous substance, in concentrations, which, in the normal use of the gas, may be hazardous to health, injurious to pipeline facilities or be a limit to merchantability.

                                   EXHIBIT C
                                  (Continued)





Section of
General Terms
and Conditions                       Substitute Provision
- --------------   ---------------------------------------------------------------

Substitution     Any company which shall succeed by purchase, merger or
for Section 15   consolidation to the properties, substantially as an entirety, of El Paso or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title thereunder. Either Shipper or El
                 Paso may, without relieving itself of its obligations hereunder, assign any of its rights thereunder to a company with which it is affiliated, but otherwise no assignment of the executed Transportation Service Agreement or any of the rights or obligations thereunder shall be made unless there first shall have been obtained the consent thereto of El Paso, in the event of any assignment by Shipper, or consent thereto of Shipper, in the event of an assignment by El Paso. Such consent shall not be unreasonably withheld.

                 Either party may assign its right, title and interest in and to and under the executed Transportation Service Agreement to a trustee or trustees, individual or corporate, as security for bonds or other obligations or securities without the necessity of obtaining such consent and without such trustee or trustees assuming or becoming in any respect obligated to perform the obligations of the assignor and, if any such trustee be a corporation, without its being required to qualify to do business in any state in which any performance of the executed Transportation Service Agreement may occur.


The parties intend this Exhibit C to be contractually binding.

                                   EXHIBIT C
                                  (Continued)


A.       Effective Date of this Exhibit C: July 16, 1993.

B.       Supersedes Exhibit C Effective: September 1, 1991.


SOUTHERN CALIFORNIA GAS                    EL PASO NATURAL GAS COMPANY
COMPANY




By   /s/ MARK POCINO                       By   /s/ ALVIN W. CLARK
      Vice President                            Vice President

Date 8/23/93                               Date 9/09/93